Exhibit 10.4

Short-Term Incentive Plan of Andrew S. Heyman

2011 STI Goals

Name: Andy Heyman	Job Title: COO

Effective Dates of Plan: 1/1/11 – 12/31/11	Business Unit: Industries

STI Potential: 100% of Base Salary	Manager: John Heyman

Goals:

Goal Description	Weight	Payout Timing	Budget (show qtrly if applicable)	Target (show qtrly if applicable)	Comments
Company Adjusted Operating Income – 67% paid at Budget & 33% paid linearly between Budget & Target	100%	Annual	Q1 = N/A	Q1 = N/A
			Q2 = N/A	Q2 = N/A
			Q3 = N/A	Q3 = N/A
			Q4 = N/A	Q4 = N/A
			Annual = [xxxxxx]*	Annual = [xxxxxx]*

*	Filed under an application for confidential treatment.